UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 30, 2012

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On November 30, 2012, Spartan Motors, Inc. (the "Company") entered into an amendment to its existing Amended and Restated Note Purchase and Private Shelf Agreement dated as of November 30, 2009 (the "Note Purchase Agreement") by and among the Company, Prudential Investment Management, Inc., and certain of its affiliates and managed accounts (collectively “Prudential”).  The amendment provides that: (i) the period during which shelf notes may be issued under the Note Purchase Agreement is extended through November 30, 2015 and (ii) the aggregate amount of the established uncommitted shelf facility, under which, from time to time, Prudential will consider one or more requests to purchase additional senior notes from the Company is increased to $50,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: November 30, 2012	/s/ Joseph M. Nowicki
	By:	Joseph M. Nowicki
	Its:	Chief Financial Officer